Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“this Third Amendment”) is made as of this  19     day of April, 2023 (“Effective Date”), between ARE-MARYLAND NO. 45, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California  91101 (“Landlord”), and GLYCOMIMETICS, INC., a Delaware corporation, having an address at 9708 Medical Center Drive, Rockville, Maryland  20850 (“Tenant”).

RECITALS

A.BMR-Medical Center Drive LLC, a Delaware limited liability company (“Original Landlord”), and Tenant have entered into a Lease dated July 23, 2014 (“Original Lease”), wherein Original Landlord leased to Tenant premises containing approximately 30,691 rentable square feet (“9708 Premises”) located in the building (“9708 Building”) located at 9708 Medical Center Drive, Rockville, Maryland  20850, as more particularly described in the Original Lease.

B.Original Landlord and Tenant entered into that certain First Amendment to Lease dated March 24, 2016 (“First Amendment”), wherein Original Landlord leased to Tenant an additional 12,074 rentable square feet (“9712 Premises”) located in the Building (“9712 Building”) located at 9712 Medical Center Drive, Rockville, Maryland  20850, as more particularly described in the First Amendment.

C.Original Landlord and Tenant entered into that certain Second Amendment to Lease dated April 20, 2018 (“Second Amendment”; together with the Original Lease and the First Amendment, the “Lease”), wherein the parties thereto agreed to amend the Rentable Area of the 9708 Premises.

D.By that certain Special Warranty Deed dated as of May 8, 2018 and recorded among the Land Records of Montgomery County, Maryland in Book 56100, Page 90, Original Landlord conveyed to Landlord, among other things, the 9708 Building and the 9712 Building.

E.Landlord and Tenant desire to amend the Lease, among other things, to extend the Term of the Lease with respect only to the 9708 Premises.

AGREEMENT

Now, therefore, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Definitions; Recitals.  Terms used in this Third Amendment but not otherwise defined shall have the meanings set forth in the Lease.  The Recitals form an integral part of this Third Amendment and are hereby incorporated by reference.

2.Extension of Term for 9708 Premises Only.  The Term Expiration Date for the 9708 Premises is October 31, 2023.  Landlord and Tenant hereby agree that to extend the Term for the 9708 Premises only for the period beginning on November 1, 2023 and, unless earlier terminated in accordance with the terms of the Lease, expiring on January 31, 2025 (“First Extension Term”).  Tenant shall have no further right to extend the Term of the Lease.  The Term Expiration Date for the 9712 Premises shall remain October 31, 2023.

3.Base Rent During First Extension Term.  During the First Extension Term, the Base Rent for the 9708 Premises shall be adjusted on November 1, 2023 and on each anniversary thereafter (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before the Adjustment

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

59573194-v1

Third Amendment to Lease–GlycoMimetics, Inc.Page - 2

9708 Medical Center Drive, Rockville, Maryland

Date by 3% and adding the resulting amount to the Base Rent payable immediately before the Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as provided in the Lease.

4.	Miscellaneous.

a.This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, including DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.Tenant represents and warrants that it has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this Third Amendment other than Tenant’s broker, Jones Lang LaSalle (“JLL”), and that no Broker brought about this transaction.  Tenant hereby agrees to indemnify and hold Landlord harmless from and against any claims by any Broker (including JLL) claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Third Amendment.  Landlord hereby agrees to indemnify and hold Tenant harmless from and against any claims by any Broker (excluding JLL) claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this Third Amendment.

e.Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment.  In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail.  Regardless of whether specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[signatures appear on next page]

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

59573194-v1

Third Amendment to Lease–GlycoMimetics, Inc.Page - 3

9708 Medical Center Drive, Rockville, Maryland

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment under seal as of the day and year first above written.

TENANT:

GLYCOMIMETICS, INC., a Delaware corporation

By: /s/ Brian Hahn    (SEAL)

Name: Brian Hahn

Its: CFO

X I hereby certify that the signature, name, and title above are my signature, name, and title.

LANDLORD:

ARE-MARYLAND NO. 45, LLC,

a Delaware limited liability company

By:Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By:ARE-QRS CORP.,

a Maryland corporation,

general partner

By: /s/ Gregory Kay   (SEAL)

Name: Gregory Kay

Title: SVP – Real Estate Legal Affairs

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

59573194-v1